LAURENCE SOOKOCHOFF, P. Eng.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in Amendment No. 1 to the Registration Statement on Form SB-2/A to be filed by Columbus Ventures Inc. with the United States Securities and Exchange Commission:

1.	Report entitled “Geological Evaluation Report on the Comego Property” dated December 12, 2005; and

2.	Phase I Summary Report dated July 15, 2006.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement on Form SB-2.

Dated the 24 day of March, 2007

/s/ Laurence Sookochoff
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LAURENCE SOOKOCHOFF, P. Eng.